QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
 November 22, 2004

OWENS-ILLINOIS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)
One Seagate, Toledo, Ohio (Address of principal executive offices)		43666 (Zip Code)

Registrant's telephone number, including area code:
 (419) 247-5000

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

        In connection with a proposed financing by Owens-Brockway Glass Container Inc., a wholly-owned subsidiary of Owens-Illinois, Inc., Owens-Illinois, Inc. is providing the following information in compliance with Regulation FD.

        Restatement.    On October 7, 2004, Owens-Illinois, Inc., a Delaware corporation (the "Company"), announced that it had completed the sale of its blow-molded plastic container operations in North America, South America and Europe (the "Plastics Operations") to Graham Packaging Company, L.P. for approximately $1.2 billion (the "Disposition"). In connection with the Disposition and pursuant to FAS No. 144, beginning with the Company's Quarterly Report on Form 10-Q for period ended September 30, 2004 (the "Quarterly Report"), filed with the Securities and Exchange Commission on November 9, 2004, the Company initiated a reclassification of the presentation of the results of operations of the Plastics Operations (the "Presentation Reclassification"). The Presentation Reclassification generally gave effect to the treatment of the results of operations of the Plastics Operations as discontinued operations of the Company. The Company has restated its Consolidated Financial Statements for the nine month periods ended September 30, 2004 and 2003 and the three year period ended December 31, 2003, in order to conclude the process of the Presentation Reclassification (the "Restatement"). The Company has presented in Exhibits attached to this Form 8-K the following information giving effect to each of the Presentation Reclassification and the Restatement, and in each case for the nine month periods ended September 30, 2004 and 2003 and the three year period ended December 31, 2003: (i) Selected Consolidated Financial Data; (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations; and (iii) Consolidated Financial Statements for the nine month periods ended September 30, 2004 and 2003 and the three year period ended December 31, 2003 (together, the "Restated Data"). The Restated Data are each filed as Exhibits to this Form 8-K and are incorporated herein by reference.

        Business Description.    The Company has updated and revised the description of its business, a copy of which is filed as an Exhibit to this Form 8-K and is incorporated herein by reference.

        Recent Lawsuit.    On November 15, 2004, a lawsuit was filed against the Company in the Delaware Court of Chancery by a shareholder, Joseph Sitorsky, pursuant to Section 220 of the Delaware General Corporation Law, captioned Sitorsky v. Owens-Illinois, Inc. Mr. Sitorsky seeks an order compelling the Company to produce several categories of documents for his review, generally described in written demands. The categories include documents concerning advisory fees paid to KKR Associates, L.P., the acquisition of BSN Glasspack S.A., the Disposition, due diligence in connection with the Company's contract with software vendor, Model N, an alleged affiliate of KKR, and executive compensation. The Company believes that Mr. Sitorsky has not made a proper demand under Section 220 or otherwise established a right to compel review of the Company's documents, and the Company intends to defend the action vigorously.

        Fourth Quarter 2004.    While the Company has only preliminary data with respect to projected fourth quarter results of operations, it currently expects strong free cash flow generation from its operations and from fourth quarter transactions, specifically, cash provided by the Disposition, the sale of its 20% equity interest in Consol Limited in South Africa, and a special dividend from the recent recapitalization of its equity interests in several specialty glass companies in Italy. As a result of these cash generation activities, the Company expects total debt at December 31, 2004 to be approximately $5.3 billion. Reported earnings in the fourth quarter will be impacted by the accounting effects of several unusual noncash items which cannot be determined at this time, including: a charge for restructuring a life insurance program in order to comply with recent statutory and tax regulation changes; a possible adjustment of the accrued liability for asbestos-related costs in connection with the comprehensive annual review; a possible adjustment in the valuation of deferred tax assets following an assessment of the effects of the Disposition; a possible write-off of prepaid pension assets for U.S. retirement plans if a minimum liability is required; and a potential gain resulting from tax consolidation among the Company's Australian operations. Excluding these items and reflecting the absence of equity earnings in the fourth quarter from its divested Consol equity interest, the Company, based on preliminary data, is currently forecasting earnings in the range of $0.21 to $0.23 per share for the fourth quarter of 2004, compared to $0.04 per share (exclusive of charges totaling $7.37 per share) for the fourth quarter of 2003. The Company cannot estimate GAAP earnings per share at this time. The Company does not intend to update this forecast; actual results for the fourth quarter of 2004, including the approximation of debt, may differ from this forecast, and as a result it cannot make assurances that its earnings will fall within this range.

        KKR Sale of Common Stock.    In October 2003, the Company filed a shelf registration statement to allow KKR Associates, L.P., which currently owns (through three limited partnerships) approximately 25% of the Company's outstanding shares of common stock, to sell those shares. KKR Associates has owned the shares since 1987. Recently, KKR Associates asked the Company to assist it in connection with an underwritten public offering of all or a portion of those shares that is expected to commence shortly and close in early December. The completion of this offering will depend upon a number of factors, including general market conditions and other factors that KKR Associates may deem relevant.

2

Item 9.01    Financial Statements and Exhibits.

No.	Description
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
99.1	Selected Financial Data
99.2	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated Financial Statements for the nine month periods ended September 30, 2004 and 2003 and the three year period ended December 31, 2003
99.4	Business

3

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 22, 2004
OWENS-ILLINOIS, INC. (Registrant)
By:	/s/ MATTHEW G. LONGTHORNE Name: Matthew G. Longthorne Title: Vice President and Controller

4

EXHIBIT INDEX

No.	Description
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
99.1	Selected Financial Data
99.2	Management's Discussion and Analysis of Financial Condition and Results of Operations
99.3	Consolidated Financial Statements for the nine month periods ended September 30, 2004 and 2003 and the three year period ended December 31, 2003
99.4	Business

QuickLinks

SIGNATURES